FOUNDATION BUILDING MATERIALS COMPLETES THE SALE OF THE MECHANICAL INSULATION BUSINESS

TUSTIN, CALIFORNIA, November 1, 2018 - Foundation Building Materials, Inc. (“FBM” or the “Company”) (NYSE:FBM), one of the largest specialty distributors of wallboard, suspended ceilings, and metal framing in North America, announced today that it has completed the sale of its mechanical insulation segment (the “MI Business”). As consideration for the MI Business, the Company received $122.5 million, which remains subject to certain adjustments, and plans to use the net proceeds to pay down its revolving credit facility.

About Foundation Building Materials

Foundation Building Materials is a specialty distributor of wallboard, suspended ceiling systems, and metal framing throughout North America. Based in Tustin, California, the Company employs more than 3,400 people and operates more than 170 branches across the U.S. and Canada.

Forward-Looking Statements

This press release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statements regarding the expected benefits to FBM and its shareholders from completing the divestiture of its MI Business and the expected benefits of the completed transaction and the debt reduction strategy, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, without limitation, economic, competitive, governmental and technological factors outside of FBM’s control, which may cause the business, strategy or actual results to differ materially from the forward-looking statements. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Investor Relations
Foundation Building Materials
John Moten, 657-900-3213
VP Investor Relations
John.moten@fbmsales.com
Or
Media Relations
Joele Frank, Wilkinson Brimmer Katcher
Jed Repko or Ed Trissel, 212 355-4449